Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

NorthStar Realty Finance Corp.
New York, New York
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated July 16, 2014, relating to the financial statements of Ranger Predecessor and Eclipse Predecessor appearing in the Current Report on Form 8-K of NorthStar Realty Finance Corp. filed with the Securities and Exchange Commission on July 22, 2014.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP
BDO USA, LLP
Milwaukee, Wisconsin
September 26, 2014